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                                                                   Exhibit 23.2

                           [LETTERHEAD OF ARTHUR ANDERSEN LLP]



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                        -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 9, 1998 included in the Company's Form S-4 Registration Statement (No. 333-47633) and to all references to our Firm included in this Registration Statement.


                                       ARTHUR ANDERSEN LLP


San Diego, California
September 24, 1998